                                                                   EXHIBIT 10.29

                       1999 EMPLOYEE STOCK PURCHASE PLAN
                                      FOR
                       PRODIGY COMMUNICATIONS CORPORATION



     Section 1. Purpose. This 1999 Employee Stock Purchase Plan of Prodigy Communications Corporation is intended to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Stock of the Company through accumulated payroll deductions under an "Employee Stock Purchase Plan" as defined in Section 423 of the Code, and all provisions hereof will be construed in accordance with those objectives.


     Section 2. Definitions. As used herein, the following terms shall have the meaning indicated:

             (a) "Account" shall mean the account established for each Participant to record the amounts withheld from his Compensation during the Offering Period of reference.

             (b) "Administrator" shall mean the Board or a designated committee of the Board.

             (c)    "Board" shall mean the Board of Directors of the Company.

             (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

             (e)    "Company" shall mean Prodigy Communications Corporation.

             (f) "Compensation" shall mean the actual cash remuneration (exclusive of bonuses) paid to a Participant by the Employer in consideration of services rendered.

             (g) "Considered Compensation" shall be determined with respect to each Offering Period, and shall mean a reasonable estimate (as determined by the Administrator in its sole discretion, but treating Participants similarly situated in a reasonably similar manner) of the Participant's basic Compensation (including commissions) during the Offering Period (i.e. without taking into account bonuses, overtime pay, noncash benefits or other special payments), all as reasonably determined by the Administrator.

             (h) "Designated Subsidiaries" shall mean the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to adopt, and which have in fact adopted, this Plan for the benefit of their Employees.

             (i) "Directed Withholding" shall mean such percentage of Compensation (not to exceed 10%) that an Eligible Employee directs his Employer to withhold on each Payroll Date during the Offering Period of reference.

             (j) "Direction to Withhold" shall mean the written notice to the Administrator, in the form of Exhibit A attached hereto, which directs the
                              ---------
Employer to commence to deduct the Directed Withholding from a Participant's Compensation on each Payroll Date during the Offering Period of reference; provided, however, that if the amount of Compensation on such payroll date is insufficient to fund the amount to be withheld, the Participant shall pay the Company the remaining amount to be withheld not later than the next Payroll Date.

             (k) "Election to Rescind" shall mean the written notice to the Administrator, in the form of Exhibit B attached, rescinding the Direction to
                              ---------
Withhold in its entirety.

             (l) "Eligible Employee" shall mean each Employee (i) who is employed as an Employee on the Enrollment Date of reference, (ii) who is not already a Participant with respect to an Offering Period which will continue beyond such Enrollment Date, and (iii) who on such Enrollment Date does not own Stock (within the meaning of Section 423(b)(3) of the Code) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary and, without limiting the generality of the foregoing, in computing the amount of such Stock owned by an Employee, there shall be included the amount of Stock owned directly, the Stock subject to a Purchase Right, the Stock which with respect to which the Employee has an option to acquire, and the Stock owned by any other person whose stock is attributed to such Employee pursuant to Section 425(d) of the Code.

             (m) "Employee" shall mean any person, including an officer and director who is also an Employee, who is expected to be customarily employed by the Employer for at least twenty (20) hours per week and for more than five (5) months in the calendar year.

             (n) "Employer" shall mean, collectively, the Company and each Designated Subsidiary.

             (o) "Enrollment Date" shall mean the first business day of each Offering Period.

             (p) "Fair Market Value" of a Share on the Enrollment Date or on a Purchase Date shall be the closing price of Stock on such date, which shall be
(i) if the Stock is listed or admitted for trading on any United States national securities exchange (which for purposes hereof shall include the NASDAQ National Market System), the last reported sale price of Stock on such exchange as reported in any newspaper of general circulation, (ii) if the Stock is quoted on NASDAQ (other than on the NASDAQ National Market System) or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Stock on such system or (iii) if neither clause (i) nor (ii) is applicable, a value determined by any fair and reasonable means by the Administrator. Notwithstanding the foregoing, or any provision hereof to the contrary, the Fair Market Value of a Share on the Enrollment Date of the initial Offering Period shall be the initial public offering price at which Shares are offered to the public


             (q) "Offering Period" shall mean (i) an initial period beginning on the day of the initial public offering by the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO"), and ending on the last day of the month preceding the month in which occurs the 27th month anniversary of the date of the IPO, and (ii) the period beginning on the day after each Purchase Date and ending on the 24 month anniversary of such Purchase Date; provided further, and without limitation, references herein to an Offering Period refer separately to each Offering Period, notwithstanding that several Offering Periods are occurring simultaneously at the time of reference; and provided, finally, that notwithstanding any provisions hereof to the contrary, the Board, in its sole discretion, may change the period of any Offering Period which has not already commenced.

             (r) "Option Shares" shall mean, with respect to each Participant with respect to the Offering Period of reference, that number of whole Shares equal to the quotient of (i) the Participant's Considered Compensation on the Enrollment Date of such Offering Period, divided by (ii) the Fair Market Value of a Share on such Enrollment Date.

             (s) "Participant" shall mean, with respect to an Offering Period, each Eligible Employee who is having an amount withheld from his Compensation under Section 4 at the time of reference.
                   ---------

             (t) "Payroll Date" shall mean each date on which a Participant is paid his Compensation.

             (u) "Plan" shall mean this 1998 Prodigy Communications Corporation Employee Stock Purchase Plan.

             (v) "Purchase Date" shall mean the 15th day of each May and November, except that in the case of the IPO, it shall mean the first of such dates which occurs not less than 120 days after the date of the IPO, and the last business day of such initial Offering Period.

             (w) "Purchase Period" shall mean each of the periods between Purchase Dates, which, without limitation, shall be 6 month periods except for the first and last such period during the initial Offering Period.

             (x) "Purchase Price" shall mean the lesser of (i) 85% of the Fair Market Value of the Shares on the Enrollment Date occurring during the Offering Period of reference, or (ii) 85% of the Fair Market Value of the Shares on the Purchase Date occurring during such Offering Period, but never less than the par value of a Share; provided, further, and without limitation, that the Purchase Price shall always be determined with respect to a single Offering Period of reference so that there may be more than one Purchase Price in effect with respect to each Purchase Date.

             (y) "Purchase Right" shall mean the Participant's right to acquire all or any portion of his Option Shares.

             (z) "Separation" shall mean a person's termination of employment with the Employer for any reason, including death or disability.

             (aa) "Shares" shall mean the shares of Stock reserved for issuance under this Plan.

             (bb) "Stock" shall mean the common stock, $.01 par value per share, of the Company.

             (cc) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of reference, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     Section 3.  Shares Subject to Purchase.

             (a)   Subject to adjustments provided in Section 15 hereof, a
                                                      ----------
total of 2,000,000 Shares shall be subject to the Plan. The Shares subject to the Plan shall consist of unissued Shares or previously issued Shares reacquired and held by the Company, or any Subsidiary, and such number of Shares shall be and hereby is reserved for sale for such purpose. Any of such Shares that may remain unsold at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Shares subject to Purchase Rights on the Enrollment Date of an Offering Period fail to be purchased during such Offering Period, such Shares may again be made available for purchase with respect to a subsequent Offering Period.

             (b) All of the Shares in the Plan at the time of reference shall be available with respect to each Offering Period, except that the Administrator may provide, in writing, prior to the start of any Offering Period, that a lesser number of Shares shall be available for purchase for such Offering Period, in each case subject to the adjustments described in Section 8.

     Section 4.  Participation and Deduction of Directed Withholding.

             (a) During the 45 days ending on the Enrollment Date for the Offering Period of reference, each Eligible Employee, who is not already a Participant with respect to an Offering Period commencing prior to such Offering Period of reference, may become a Participant for such Offering Period by filing with the Administrator a written Direction to Withhold setting forth the amount of such Eligible Employee's Directed Withholding; provided, however, that the Administrator, in its sole discretion, may extend the period during which a Direction to Withhold may be filed with respect to any Offering Period for up to 45 days after the Enrollment Date for such Offering Period of reference, provided the Administrator communicates such extension to all persons who are Eligible Employees with respect to such Offering Period.

             (b) Notwithstanding the foregoing, the Administrator, in its sole discretion may, but shall have no duty to, refund a prorata portion of the funds in a Participant's Account where the Administrator reasonably determines that either (i) the aggregate amounts in all of the Accounts which will be used on the next Purchase Date of the Offering Period of reference to purchase Shares is likely to substantially exceed the amount which will be required to purchase all of the Shares subject to purchase on such next Purchase Date; or (ii) the amount in a Participant's Account substantially exceeds the amount which will be required to purchase all of his Option Shares remaining to be purchased.

             (c) All amounts deducted from a Participant's Compensation (or paid by a Participant) pursuant to the terms of this Plan shall be credited to a Participant's Account, but shall remain the unencumbered assets of the Employer.

             (d) Without limiting the generality of the foregoing, no amount of earnings, including without limitation interest or its equivalent, will be paid by the Company with respect to amounts credited to the Accounts.

     Section 5.  Changes Relating to Offering Period(s).

             (a) A Participant may increase or decrease the amount of his Directed Withholding during an Offering Period by filing a new written Direction to Withhold with the Administrator, and such change will be effective on the day after the Purchase Date next following the filing of such new Direction to Withhold.

             (b) Notwithstanding any provision hereof to the contrary, an Offering Period automatically shall terminate as of the close of business on the first Purchase Date on which the Fair Market Value of a Share on such Purchase Date is less than the Fair Market Value of a Share on the Enrollment Date of such Offering Period, and each Participant in each such terminated Offering Period(s) shall be deemed to have filed a new Direction to Withhold, identical to the Direction to Withhold in effect as of the termination of such Offering Period(s), with respect to the Enrollment Date for the next succeeding Offering Period; provided, further, that nothing herein shall limit the right of each such affected Participant to change his rate of Directed Withholding by filing a new Direction to Withhold on or before such Enrollment Date.

             (c) Prior to his Separation, a Participant may rescind his Direction to Withhold in its entirety, at any time, by filing a written Election to Rescind with the Administrator. Notwithstanding any provision hereof to the contrary, a Participant's Direction to Withhold automatically is rescinded in its entirety effective on the date of his Separation. Following a rescission of a Direction to Withhold, no Shares will be purchased on any subsequent Purchase Date, and the entire amount credited to such Participant's Account automatically will be paid to such Participant in a lump sum, in cash, as soon as reasonably possible following the date of the rescission. A rescission (other than by reason of Separation) shall not limit such person's right to file a Direction to Withhold with respect to any later Offering Period.

     Section 6. Exercise of Purchase Right. Each Participant in an Offering Period will have a Purchase Right to purchase all or any portion of his Option Shares, all subject to the maximum amounts, and the adjustments, if any, in

Section 8.  The Participant's Purchase Right will be exercised automatically on
---------
each Purchase Date by debiting his Account with the Purchase Price of the Shares subject to his Purchase Right; provided, further, that if the Purchase Date is not the final Purchase Date during the Offering Period of reference, any unused funds will remain in his Account and used to exercise his rights on the next succeeding Purchase Date, and, finally, that if the Purchase Date is the final Purchase Date during the Offering Period of reference, then such unused funds will be refunded. Notwithstanding the foregoing, if the Plan is not approved by the shareholders as described Section 21, the purchase of the Shares shall be
                              ----------
rescinded and the funds in the Account refunded to the Participants.

     Section 7. Delivery. As promptly as practicable after the later of (i) the approval of the Plan by shareholders as described in Section 21, and (ii)
                                                         ----------
the Purchase Date of reference, the Administrator shall arrange the delivery to each Participant of a certificate representing the Shares purchased on such Purchase Date.

     Section 8. Maximum Shares, and Reduction in Shares, Subject to Purchase Rights.

             (a) Notwithstanding any provision hereof to the contrary, the maximum number of Shares subject to each Participant's Purchase Right on each Purchase Date occurring during the Offering Period of reference shall be that number of Shares equal to the lesser of: (i) the excess of (w) his Option Shares, less (x) the aggregate number of Shares such Participant shall have purchased on prior Purchase Dates with respect to such Offering Period, (ii) that number of Shares which will not cause such Participant's Purchase Rights to accrue at a rate which exceeds $25,000 of Fair Market Value of Shares, determined on the Enrollment Date of reference, for each calender year in which such Participant has a Purchase Right outstanding, and (iii) the excess of (y) the maximum number of Shares that will not cause the Participant to exceed the 5% ownership limitation of Section 2(l) less (z) the aggregate number of Shares
                           ------------
purchased on prior Purchase Date(s) with respect to such Offering Period.

             (b) If, on a Purchase Date, the maximum number of Shares available for purchase as determined under Section 3(b) for such Offering Period
                                           -----------
are less than the number of Shares subject to all then existing Purchase Rights (as limited by Section 8(a), if applicable) with respect to such Offering Period, the Administrator will reduce the number of Shares subject to each Participant's Purchase Right to an amount equal to the product of (i) the maximum Shares available for purchase as determined under Section 3(b), and (ii) a fraction, the numerator of which is the amount in such Participant's Account and the denominator of which is the amount, with respect to such Offering Period, in the Accounts of all Participants with respect to such Offering Period.

             (c) If on a Purchase Date the Shares available under the Plan are less than the number of Shares subject to Purchase Rights under all
Offering Periods (as limited by Section 8(b)), the Administrator will allocate
                                ------------
the Shares available under the Plan until they are exhausted, to each Offering Period, in the order of their beginning date, in an amount equal to the lesser of (i) the number of Shares required to satisfy all Purchase Rights with respect to the Purchase Date of such Offering Period, and (ii) the number of Shares determined under Section 3(b) with respect to such Offering Period, less any
                 -----------
Shares previously purchased with respect to such Offering Period.

     Section 9.  Voting and Registration.

             (a) A Participant will have no interest or voting right in or other privileges relating to Shares subject to a Purchase Right until delivery of the certificate representing such Shares.

             (b) Shares to be delivered to a Participant will be registered in the name of the Participant.

     Section 10. Administration. The Plan shall be administered by the Administrator, which will be the Board or a committee appointed by the Board. If a committee of the Board is appointed by the Board to act as Administrator, such committee shall have all of the powers of the Board with respect to the Plan except for (i) those expressly reserved by the Board at the time of reference, and (ii) those set forth in Section 16 hereof. The administration,
                                       ----------
interpretation or application of the Plan by the Administrator shall be final, conclusive and binding upon all Participants. Eligible Employees may not actively serve as a member of the Administrator. The Administrator may appoint agents including, without limitation, Eligible Employees, to assist it in the discharge of its duties.

     Section 11.  Designation of Beneficiary.

             (a) A Participant may file a written designation of a beneficiary who is to receive any cash as a result of the Participant's death prior to a Purchase Date, or to receive any Shares (and excess cash, if any) in the event of Participant's death subsequent to a Purchase Date but before delivery of the Shares (and excess cash, if any).

             (b) Such designation of beneficiary may be changed by the Participant at any time by written notice.

             (c) In the event of the death of a Participant without a designated surviving beneficiary, the Administrator shall deliver such cash and/or Shares to the spouse of the Participant or, if there is no surviving spouse, then to the executor or administrator of the estate of the Participant.

     Section 12. Transferability. Neither payroll deductions credited to a Participant's Account, nor any rights with regard to the making or recision of a Directed Withholding, nor the right to receive Shares (and excess cash, if any) may be assigned, transferred, pledged or otherwise disposed of in any way (other than as provided in Section 11) by a Participant. Any such attempt at
                    ----------
assignment, transfer, pledge or other disposition shall be without effect.

     Section 13. Use of Funds. All payroll deductions received or held by the Employer under the Plan may be used by the Employer for any corporate purpose, and the Employer shall not be obligated to segregate such payroll deductions.

     Section 14.  Reports and Withholding.

             (a) Statements will be given to all Participants within a reasonable time following a Purchase Date, which statements will set forth the amounts of payroll deductions, the per Share Purchase Price, the number of Shares purchased (and an explanation of any reduction in the Shares otherwise subject to the Purchase Right), and the remaining cash balance, if any.

             (b) Each person who acquires Shares hereunder shall agree as a condition of such acquisition that he shall notify his Employer in the event he disposes of the Shares before the second anniversary of the Enrollment Date on which he acquired the Purchase Right with respect to such Shares, and in the event of such disposition while an employee of the Employer, the Employer may withhold from such Participant's current Compensation such amount as it reasonably determines to be necessary to satisfy the Company's obligation to withhold for federal and state taxes with respect to such events.


     Section 15.  Adjustments Upon Changes in Capitalization.

             (a) If a stock dividend, stock split, spinoff, recapitalization, merger, consolidation, exchange of shares or the like occurs, as a result of which shares of any class shall be issued in respect of the Shares, then the number of Shares described in Section 3(a), and the Shares subject to purchase
                              ------------
with respect to each affected Offering Period, shall be (i) changed into a different number of the same or another class or classes, and (ii) the number of Shares to which each Purchase Right shall be applicable and the calculation of the Fair Market Value as of the Enrollment Date for such Shares shall be appropriately adjusted by the Company in a manner that in its sole discretion will keep this Plan qualified under Section 423 of the Code.

             (b) In the event of the proposed dissolution or liquidation of the Company, notwithstanding any provision hereof to the contrary, each Offering Period will close, and the final Purchase Date will occur, 15 days immediately prior to the consummation of such proposed action, all Participants will be notified in advance of such revised Purchase Date, and each Participant will be entitled to have withheld from Compensation paid prior to such final Purchase Date, or shall pay from personal funds, or both, the amount which would have been withheld (as determined in sole discretion of the Administrator) during the Purchase Period in which occurs the final Purchase Date.

             (c) In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation then, unless this Plan and each Purchase Right shall be assumed or an equivalent plan and right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, such event will be deemed to constitute the dissolution or liquidation of the Company and Participants shall have the rights set forth in Section 15(b).
                                                -------------
     Section 16. Amendment or Termination. The Board may at any time and for any reason terminate or amend the Plan, provided, however, that the Plan may not be amended without compliance with any applicable shareholder approval requirements promulgated under the Internal Revenue Code, if applicable, or by any stock exchange or market on which the Common Stock is listed for trading, all as reasonably determined by the Administrator. Except as specifically provided in the Plan, no such termination or amendment can reduce such rights as a Participant would have with respect to his Option Shares on the effective date of such occurrence unless either the Participant agrees to such action or the Participant is granted the rights set forth in Section 15(b) determined as if
                                               ------------
the effective date of the termination or amendment were deemed to be a liquidation or dissolution of the Company.

     Section 17. Notices. All notices or other communications shall be deemed to have been duly given (i) if by a Participant to the Administrator, when received in the required form at the corporate home office of the Company, addressed to "Administrator, Employee Stock Purchase Plan," and (ii) if by the Administrator to the Participant, when mailed to the last known address of Participant shown on the Employer's records. Where a form must be filed by a certain date in order to be effective, the last such form filed by such date shall be controlling.

     Section 18. Conditions upon Issuance of Shares. Shares shall not be issued unless such issuance and delivery shall comply with all applicable provisions of law, domestic or foreign, and the requirements of any stock exchange upon which the Shares may then be listed, including, in each case the rules and regulations promulgated thereunder, and shall be further subject to the approval of counsel for the Company with respect to such compliance, which may include a representation and warrants from the Participant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

     Section 19. Term of Plan. The Plan shall become effective on the date of the IPO and shall terminate on November 15 of the year in which occurs the 9th anniversary of the date of the IPO.

     Section 20.  Miscellaneous.

             (a) Execution of Receipts and Releases. Any payment or any issuance or transfer of Shares to any person shall be in full satisfaction of all claims hereunder against the Plan, and the Administrator may require such person, as a condition precedent to receiving delivery of Shares, to execute a receipt and release therefor in such form as it shall determine.

             (b) Payment of Expenses. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.

             (c) Records. Records of the Company as to any matters relating to this Plan will be conclusive on all persons.

             (d) Interpretations and Adjustments. To the extent permitted by law, an interpretation of the Plan and a decision on any matter within the Board's or Administrator's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

             (e) No Rights Implied. Nothing contained in this Plan or any modification or amendment to the Plan or in the creation of any Account, or the execution of any subscription agreement, or the issuance of any Shares under the Plan, shall give any Employee any right to continue employment or any legal or equitable right against the Company or any officer, director, or Employee of the Company, except as expressly provided by the Plan.

             (f) Information. The Company shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Board and/or Administrator to perform its duties and functions under the Plan. The Company's records as to the current information the Company furnishes to the Board and/or Administrator shall be conclusive as to all persons.

             (g) Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

             (h) Headings; Gender. The titles and headings are included for convenience of reference only and are not to be considered in construction of the provisions hereof. Words used in the masculine shall apply to the feminine, and whenever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.

             (i) No Liability for Good Faith Determinations; Actions. Neither the members of the Board nor the Administrator (nor their respective delegatees) shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any right to purchase Shares granted under it, and members of the Board and the Administrator (and their delegatees) shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, liability or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect. The Company assumes no liability to any Participant or his legal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Company, the Board or the Administrator.

             (j) Governing Law. All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the State of New York.

     Section 21.   Shareholder Approval.   This Plan has been executed as of
this 25th day of January, 1999 to fully evidence the Company's adoption thereof, to be effective as provided in Section 19 hereof, provided, however, that
                               ----------
notwithstanding any provision of the Plan to the contrary, unless the Plan has been approved by the shareholders of the Company in the manner required by
Section 423(b)(2) of the Code, the Plan shall be terminated retroactive to the Effective Date and, without limitation, all previously granted options (and purchases of Shares) shall be rescinded and become null and void ab initio, and amounts in Participants' Accounts will be refunded, in cash, to such Participants.



                                         PRODIGY COMMUNICATIONS CORPORATION


                                         By:
                                         Name:
                                         Title: